Exhibit 10.1

FORM OF EARN OUT SETTLEMENT AGREEMENT

THIS EARN OUT SETTLEMENT AGREEMENT (this “Agreement”) is made as of September   , 2007, by and among Skype Luxembourg Holdings S.A.R.L., a limited company registered under the laws of the Grand Duchy of Luxembourg (the “Obligor”), eBay Inc., a Delaware corporation (the “Purchaser”), Herho Holding B.V., a company formed under the laws of the Netherlands, in its capacity as the Earn Out Representative (as defined in the Earn Out Agreement (as defined below)) (the “Earn Out Representative”), and [     ] (the “Earn Out Seller”). Capitalized terms not otherwise defined herein are used as defined in the Earn Out Agreement, dated as of September 11, 2005 (the “Earn Out Agreement”), by and among the Purchaser, Skype Technologies S.A., a limited company registered under the laws of the Grand Duchy of Luxembourg (the “Company”), and the parties identified on Schedule I thereto (the “Earn Out Sellers”). Each of the Obligor, the Purchaser, the Earn Out Representative and the Earn Out Seller is referred to herein as a “Party” and, collectively, as the “Parties.”

WHEREAS, pursuant to a Sale and Purchase Agreement, dated as of September 11, 2005 (the “Purchase Agreement”), by and among the Purchaser, the Company and the shareholders and warrantholders of the Company (collectively, the “Sellers”), the Purchaser and the Obligor acquired from the Sellers the entire issued share capital of the Company;

WHEREAS, the Obligor owns all of the shares of the Company, except for one share that is owned by the Purchaser;

WHEREAS, concurrently with the execution and delivery of the Purchase Agreement, the Purchaser, the Company and the Earn Out Sellers entered into the Earn Out Agreement to provide for certain rights and obligations of the Purchaser, the Company, the Earn Out Sellers and the Earn Out Representative in connection with the post-Completion management of the Company and the delivery by the Purchaser to the Earn Out Sellers of any Earn Out Election Per Share Post-Completion Consideration; and

WHEREAS, the Parties desire: (i) to settle all Claims (as defined below) as described below, other than Excluded Claims (as defined below) and (ii) to agree to the termination of the Earn Out Agreement as among such parties.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, it is agreed that:

1. Settlement of Claims. The Parties agree as follows:

(a) Within three Business Days following the execution of this Agreement by the Parties, the Obligor shall pay an amount in cash (the “Payment Amount”) equal to (i) €375,000,000 multiplied by (ii) a fraction (x) the numerator of which is the aggregate number of Earn Out Election Shares of the Earn Out Seller, which number is set forth on Schedule A hereto opposite the name of the Earn Out Seller and (y) the denominator of which is 395,013, being the aggregate number of Earn Out Election Shares of all Earn Out Sellers (such fraction, the “Payment Fraction”), as follows:

(i) to the Earn Out Representative, an amount in cash equal to the sum of (A) 1.5% of the aggregate amount to be paid in respect of the Earn Out Election Shares of the Earn Out Seller pursuant to this Agreement, such amount to be retained by the Earn Out Representative as a fee for its services rendered to the Earn Out Seller in connection with the negotiation and implementation of this Agreement and (B) € 1,750,000, representing the Earn Out Representative’s good faith estimate of the amount required to satisfy actual and prospective obligations of the Earn Out Sellers under Section 5.1(e) of the Earn Out Agreement, Section 9 of this Agreement, and that certain letter labeled “costs letter” dated September 10, 2005 from Niklas Zennström to all holders of shares of the Company’s Series A-1 preferred stock, Series B preferred stock, Series A-2 preferred stock, and ordinary shares, and all holders of warrants conferring the right to acquire the Company’s Series A-1 preferred stock (such letter, the “Costs Letter”), multiplied by the Payment Fraction (the sum of the amounts referred to in this Section 1(a)(i), subparagraphs (A) and (B) being referred to herein as the “Earn Out Representative Funding Amount”) by wire transfer of immediately available funds to an account designated by the Earn Out Representative. The Earn Out Representative shall hold the portion of the Earn Out Representative Funding Amount referred to in this Section 1(a)(i)(B) pending its application for the purposes referred to in Section 5.1(e) of the Earn Out Agreement, Section 9 of this Agreement, and the Costs Letter. In the event that the Earn Out Representative determines, in its sole discretion, that there is no reasonable likelihood of any further costs, expenses, losses, claims, damages or liabilities (or actions in respect thereof) in relation to which it is entitled to be indemnified under such provisions being incurred, paid or suffered, it will pay any remaining amount of the portion of the Earn Out Representative Funding Amount referred to in this Section 1(a)(i)(B) to the Earn Out Seller by wire transfer of immediately available funds to the account of the Earn Out Seller set forth opposite the Earn Out Seller’s name on Schedule A hereto (it being understood that neither the Obligor nor the Purchaser shall have any responsibility, liability or obligation whatsoever with respect to the Earn Out Representative Funding Amount once paid to the Earn Out Representative); and

(ii) to the Earn Out Seller, an amount in cash equal to the Payment Amount minus the Earn Out Representative Funding Amount, by wire transfer of immediately available funds to the account of the Earn Out Seller set forth opposite the Earn Out Seller’s name on Schedule A hereto.

(b) The Parties acknowledge and agree that the payments made pursuant to Section 1(a) of this Agreement, taken together with the Releases provided in Section 2 of this Agreement, shall constitute full payment for and settlement of all claims, demands, disputes, controversies, rights, liabilities, damages, debts, obligations, costs, expenses, attorneys’ fees and causes of action of any kind or nature that the Parties and their Related Parties (as defined in Section 1(c) below) may have had in the past, may now have or may have in the future, whether asserted or unasserted, matured or unmatured, known or unknown, suspected or unsuspected, contingent or actual, accrued or unaccrued, whether based on contract, tort or other theories (including equitable theories), in connection with, arising from or in any way relating to the Earn Out Agreement or the transactions contemplated thereby, including in any way relating to: (i) the operation or management of the business of the Company and any of its affiliates prior to the date hereof ; (ii) the interpretation of the Earn Out Agreement; and (iii) the negotiation and execution of this Agreement (collectively, “Claims”) against any of the other Parties and any of the Related Parties of any of the other Parties, except for the Claims identified on Schedule B hereto (the “Excluded Claims”).

(c) For purposes of this Agreement: (i) a Party’s or other person’s “Related Parties” shall include: (1) such Party’s or person’s shareholders (save in relation to shareholders in a public company, including the Purchaser), former or present directors, officers, employees, consultants, partners, trustees or beneficiaries of a trust of which such Party or person is a settler or actual or potential beneficiary, affiliates, representatives, agents and advisors, including legal and financial advisors and any affiliates of the foregoing; (2) the shareholders (save in relation to shareholders in a public company, including the Purchaser), directors, officers, employees, consultants, partners, trustees, beneficiaries, representatives, agents and advisors of such Party’s or person’s affiliates or a trust of which such affiliate is a settler or actual or potential beneficiary; and (3) the predecessors, successors, assigns, heirs, legatees, executors, guardians, custodians, administrators and conservators of any of the persons described in clause “(1)” and “(2)” of this sentence; provided, however, that, for purposes of this Agreement, none of the Earn Out Seller, the Earn Out Representative or any Related Party of the Earn Out Seller or the Earn Out Representative shall constitute a Related Party of the Purchaser or of the Obligor; and (ii) “affiliates” means in relation to a Party or other person, any person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the relevant Party or person, and for these purposes a person shall be deemed to control another person if the first such person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the second person, whether through the ownership of voting securities, control of voting rights, by contract or otherwise (it being understood that, for the avoidance of doubt, the Company is an affiliate of the Purchaser).

(d) The Obligor shall (i) be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as are required to be deducted or withheld under any provision of any federal, state, local or foreign Law and (ii) promptly after determining that any such amount is so required to be deducted or withheld, the Obligor shall provide written notice to the Earn Out Representative or the Earn Out Seller, as the case may be, indicating the amount that is required to be deducted or withheld and the applicable provision of law requiring such deduction or withholding. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

2. Release.

(a) Each of the Parties, on behalf of itself and its Related Parties, hereby fully, irrevocably and unconditionally releases and forever discharges each other Party and each of such other Party’s Related Parties (including the Purchaser and the Purchaser’s Related Parties) from any and all Claims, other than in all cases the Excluded Claims, which Excluded Claims shall remain in full force and effect and are neither released nor discharged pursuant to this Agreement.

(b) Each of the Parties, on behalf of itself and its Related Parties, with respect to the Claims against the other Parties and the Related Parties of the other Parties, in any case: (i) has been fully advised by his attorney of the contents of Section 1542 of the Civil Code of the State of California, United States of America, and (ii) hereby expressly waives the benefits thereof and any rights such person may have thereunder (it being acknowledged that Section 1542 of the Civil Code of the State of California provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”)

(c) Each Party, on behalf of itself and its Related Parties, with respect to the Claims against the other Parties and the Related Parties of the other Parties, hereby waives the benefits of, and any rights such Party (or any of their Related Parties) may have under, any statute or common law principle having any effect similar to the effect of Section 1542 of the Civil Code of the State of California in any jurisdiction.

3. Warranties. Each Party hereby warrants as follows:

(a) such Party has the legal capacity and the requisite right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Except with respect to a Party that is an individual, the execution and delivery of, and the performance by such Party of its obligations under, this Agreement have been duly authorized by all necessary action on the part of such Party. This Agreement has been duly and validly executed by such Party.

(b) assuming this Agreement has been duly and validly authorized, executed and delivered by the other Parties, this Agreement constitutes a valid and binding agreement of such Party, enforceable against such Party in accordance with its terms;

(c) there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court or Governmental Entity or agency pending or, to the best of the knowledge of such Party, threatened against such Party or any of such Party’s Related Parties that challenges or would challenge the execution and delivery of this Agreement or the taking of any of the actions required to be taken by such Party under this Agreement; and

(d) the execution and delivery of, and the performance by such Party of its obligations under, this Agreement will not, so far as applicable to it: (i) result in a breach of any provision of the constitutional documents of such Party, if applicable, (ii) result in a breach of, or constitute a default under, any instrument to which such Party is a party or by which such Party is bound, (iii) result in a breach of any permit, concession, franchise, license, ordinance, rule or regulation, order, judgment or decree of any court or Governmental Entity or agency to which such Party is a party, by which such Party is bound or which is applicable to such Party, (iv) result in a breach of any Laws applicable to such Party, or (v) require the authorization, consent or approval of such Party’s shareholders or of any other person.

4.	Additional Warranties and Agreements

(a) If, on or prior to March 31, 2008, the Purchaser directly or indirectly sells or transfers (in a single transaction or through a series of related transactions) to any third party (other than a direct or indirect wholly owned Subsidiary of the Purchaser (disregarding directors’ qualifying shares and similar arrangements for purposes of determining whether a Subsidiary is wholly owned by the Purchaser for this purpose), provided that (A) such Subsidiary assumes all of the Purchaser’s obligations under this Agreement and (B) the Purchaser remains liable for any breach of this Agreement by such Subsidiary): (1) securities representing greater than 50% of the outstanding voting power, or economic interest in, the Company (whether by way of a sale of securities, merger or otherwise), or (2) all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole (it being understood that such a sale by the Purchaser of the outstanding securities of a wholly owned Subsidiary held by the Purchaser (disregarding directors’ qualifying shares and similar arrangements for purposes of determining whether a Subsidiary is wholly owned by the Purchaser for this purpose) shall constitute a direct or indirect sale of all or substantially all of the assets of such Subsidiary), then the Purchaser or the Obligor shall pay to the Earn Out Seller an amount equal to the Payment Fraction multiplied by the lesser of (i) €138,411,300, and (ii) 60% multiplied by the amount by which the Gross Sale Proceeds (as defined below) exceeds Past Consideration (as defined below). Notwithstanding anything to the contrary contained in this Agreement: (x) this Section 4(a) shall not apply to (1) a sale of any or all shares of the Purchaser (whether by way of merger, consolidation or otherwise); (2) a sale of substantially all of the assets of the Purchaser (including the shares of the Purchaser’s Subsidiaries); or (3) a sale of substantially all of the assets of the Purchaser (other than the shares of the Purchaser’s Subsidiaries) accompanied by a sale of substantially all of the assets of the Purchaser’s Subsidiaries; and (y) for the avoidance of doubt, “directly or indirectly sells or transfers” shall mean actually consummates a sale or transfer and shall not include the commencement of a process intended to result in a sale or transfer or the execution by the Purchaser or any of the Purchaser’s Related Parties of a definitive agreement with respect to a sale or transfer.

(b) For the purposes of this Section 4 and this Agreement:

(1) “Gross Sale Proceeds” shall have the meaning given to it in the Earn Out Agreement.

(2) “Past Consideration” shall mean €2,516,980,476.

(3) a “Subsidiary” shall mean, with respect to any person, any entity in which such person, directly or indirectly owns, beneficially or of record, an amount of voting securities or other interests in such entity that is sufficient to enable such person to elect at least a majority of the members of such entity’s board of directors or other governing body, or at least 50% of the outstanding equity, voting or financial interests in such entity.

(c) The Earn Out Seller hereby warrants to and for the benefit of the Purchaser and its Related Parties, and agrees, as follows:

(1) The information contained on Schedule A hereto, regarding the wire transfer information and the number of Earn Out Election Shares of the Earn Out Seller, is accurate.

(2) The Earn Out Seller has not assigned, transferred, conveyed or otherwise disposed of (or granted a security interest in or otherwise encumbered): (A) any Claim against the Purchaser or any of the Purchaser’s Related Parties, or any interest in any such Claim, in whole or in part; or (B) any rights in or interests under the Earn Out Agreement.

(3) To the best of the Earn Out Seller’s knowledge, no other person has any interest in any of the Claims being released hereunder.

(d) Upon the execution and delivery of this Agreement by the Parties and payment of the Payment Amount to the Earn Out Seller (including the payment of the Earn Out Representative Funding Amount to the Earn Out Representative), the Earn Out Agreement (except for Section 5.1(e) thereof as it relates to the rights of the Earn Out Representative) shall cease to have any further force or effect with respect to the Earn Out Seller and, upon receipt by the Purchaser of executed agreements similar to this Agreement from all Earn Out Sellers (as defined in the Earn Out Agreement), the Earn Out Seller agrees that Earn Out Agreement shall automatically be terminated and shall cease to have any further force or effect.

(e) The Purchaser unconditionally and irrevocably guarantees the performance of the Obligor’s obligations of payment and performance under this Agreement. The Purchaser waives any and all notice of the creation, renewal, extension or accrual of any such obligation and waives diligence, presentment, protest, demand for payment and notice of default or nonpayment with respect to such obligations.

5. Indemnification. If any Party or any of its Related Parties: (i) shall fail to observe, perform or abide by, or shall breach, any restriction, covenant, obligation, warranty or other provision contained in this Agreement, or (ii) shall assert or purport to assert any Claim released hereby, that Party shall indemnify and hold harmless each other Party and each of such other Party’s Related Parties against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee, charge or expense (including attorneys’ fees) (collectively the “Loss”) that is suffered or incurred at any time by such other Party or by any of such other Party’s Related Parties, or to which such other Party or any of such other Party’s Related Parties otherwise becomes subject at any time, provided that such Loss arises out of the circumstances described in clauses “(i)” or “(ii)” of this Section 5. Nothing in this Section 5 in any way limits any of the rights or remedies otherwise available to the Party or Related Party suffering, incurring or becoming subject to the Loss, provided that no Party shall be entitled to rescind or repudiate this Agreement. Notwithstanding anything to the contrary contained in this Agreement, none of the Purchaser or any of its Related Parties shall have any obligation or liability under this Section 5 in connection with, arising from or in any way relating to any claim by any Earn Out Seller or any Related Party of any Earn Out Seller or the Earn Out Representative or any Related Party of the Earn Out Representative against any other Earn Out Seller or any Related Party of any Earn Out Seller or against the Earn Out Representative or any Related Party of the Earn Out Representative (it being understood that for purposes of this sentence only, the term Earn
Out Seller shall have the meaning given to it in the Earn Out Agreement, rather than the meaning given to it in this Agreement).

6. Nullity of Agreement.  If the Purchaser does not execute this Agreement by countersigning it on or before 30 calendar days of the date on which the Earn Out Seller has signed this Agreement, this Agreement shall be null and void, and the Earn Out Seller shall have no obligation hereunder or relating hereto.

7. Notices to Parties.  All notices and other communications under this Agreement shall be effective upon receipt if hand delivered, on the first Business Day after being sent by facsimile transmission (to the extent that the sending Party has received electronic confirmation of transmission) and on the first Business Day after being sent by recognized “overnight” delivery service (or, in the case of international delivery by a recognized international delivery service, such number of days after being sent as such delivery service guarantees delivery) to the addresses stated below, or to such other addresses as to which a Party shall have previously notified the other Parties in writing. Any such notice not contemplated above shall be effective upon receipt. For the purposes of this Section 7, the addresses of the Parties shall be as follows:

If to the Obligor:

Skype Luxembourg Holdings S.A.R.L.
7, Val Ste. Croix,
L-1371
Luxembourg
Attention: President

with a copy to:

eBay Inc.
2145 Hamilton Avenue
San Jose, California 95125
Attention: General Counsel
Fax: +1 (408) 376-7514

If the Purchaser:

eBay Inc.
2145 Hamilton Avenue
San Jose, California 95125
Attention: General Counsel
Fax: +1 (408) 376-7514

If to the Earn Out Representative:

Herho Holdings B.V.
Hornweg 50
1721 CV Broek op Langedijk
The Netherlands
Fax: +31 20 890 7697

If to the Earn Out Seller, to the address specified on Schedule A hereto.

8. Entire Agreement.  Each Party on behalf of itself and as agent for each of its Related Parties acknowledges and agrees with each other Party (each such Party acting on behalf of itself and as agent for each of its Related Parties) that:

(a)  this Agreement and the Confidentiality Agreement dated as of August 14, 2007, between the Earn Out Representative and the Earn Out Seller constitutes the entire and only agreement and understanding among the Parties and their respective Related Parties relating to the subject matter of this Agreement and supersedes all previous agreements understandings or arrangements (in particular the Earn Out Agreement except as specified in Section 4(d) of this Agreement) whether oral or in writing, among the Parties or their Related Parties relating to the subject matter hereof;

(b)  neither it nor any of its Related Parties has been induced to enter (or is entering) into this Agreement in reliance upon, nor have they been given, nor do they rely upon, any warranty, representation, statement, assurance, understanding, covenant, agreement, undertaking, indemnity or commitment of any nature whatsoever (in any case whether written, oral or implied and whether relating to the business of the Company or any of its affiliates, the possibility or likelihood that any payments are or would become due under the Earn Out Agreement, the meaning of any provision of the Earn Out Agreement or any dispute relating thereto or otherwise) (together defined as “Representation” for the purpose of this Section 8), other than as are expressly set out in this Agreement;

(c)  the Parties and their Related Parties may have information which they have not disclosed to some or all of the other Parties and their Related Parties and none of the Parties nor any of their Related Parties is under any obligation to disclose any such information to any of the other Parties or their Related Parties;

(d)  without limiting any other provision of this Agreement, it is understood and agreed that the facts relating to this Agreement and each Party’s decision to enter into this Agreement may prove to be other than or different from the facts in that respect now known or believed by each Party to be true; and with such understanding and agreement, each Party, on behalf of itself and its Related Parties, expressly accepts and assumes the risk of facts being other than or different from the assumptions and perceptions as of any date prior to and including the date hereof, and each Party, on behalf of itself and its Related Parties, agrees that this Agreement shall be in all respects effective and shall not be subject to termination or rescission by reason of any such difference in facts;

(e)  none of Niklas Zennström, Janus Friis Degnbol, Geoffrey Prentice or the Earn Out Representative has had (or has) any authority on behalf of the Purchaser or any of its Related Parties to make any Representation;

(f)  no Party and no Related Party of any Party shall have any liability to any other Party or any Related Party of any other Party (based on contract, tort or other theories, including equitable theories, or under the Misrepresentation Act 1967 or otherwise) for any Representation that is not expressly stated in this Agreement; and

(g)  any statutory or common law warranties, representations or conditions that are not expressly set out or referred to in this Agreement and which might otherwise be implied in respect of the subject matter of this Agreement are expressly excluded.

PROVIDED THAT the provisions of this Section 8 shall not exclude any liability of any person in respect of any Representation made by such person which is determined in a court judgment which is not subject to a right of appeal or in respect of which all rights of appeal have been exhausted or have expired, or is agreed by the relevant person, to have been made fraudulently by such person prior to the execution of this Agreement.

9. Independent Advice.  In deciding to execute this Agreement, each Party has relied entirely on its own judgment and entered into this Agreement in the exercise of that judgment and in the absence of duress or coercion, and has taken all advice that it considers to be necessary in connection with this Agreement. Each Party has had the opportunity to consult individually with legal and other relevant professional advisers of its own choosing.

10. Earn Out Representative.  The Earn Out Seller and its Related Parties shall severally indemnify and hold harmless the Earn Out Representative, together with its Related Parties (collectively the “Indemnified Parties” and each of them an “Indemnified Party”) from and against any and all costs, expenses, losses, claims, damages or liabilities (or actions in respect thereof) related to or arising out of this Agreement or the Earn Out Agreement and the transactions contemplated hereby or thereby and the performance of its function as Earn Out Representative, including participation by the Earn Out Representative in the negotiation and execution of this Agreement, and will reimburse each Indemnified Party for all expenses (including legal expenses) as they are incurred in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which such

Indemnified Party is a party, save only to the extent that, in the case of any Indemnified Party, it is determined in a court judgment which is not subject to a right of appeal or in respect of which all rights of appeal have been exhausted or have expired, or it is agreed by such Indemnified Party, that such costs, expenses, losses, claims, damages or liabilities have resulted solely from the fraud or dishonesty of such Indemnified Party. No Indemnified Party shall have any liability (whether direct or indirect, in contract or in tort or otherwise) to the Earn Out Seller or any of its Related Parties related to or arising out of this Agreement or the Earn Out Agreement or the transactions contemplated hereby or thereby or the Earn Out Representative’s performance of its function as Earn Out Representative, including participation by the Earn Out Representative in the negotiation and execution of this Agreement, save only to the extent that it is determined in a court judgment which is not subject to a right of appeal or in respect of which all rights of appeal have been exhausted or have expired, or it is agreed by such Indemnified Party, that such costs, expenses, losses, claims, damages or liabilities have resulted solely from the fraud or dishonesty of such Indemnified Party. Notwithstanding anything to the contrary contained in this Agreement, neither the Purchaser nor any Related Party of the Purchaser shall have any obligation or liability under this Section 10.

11. Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and construed in accordance with English law. The courts of England are to have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement. Nothing in this Agreement shall preclude any Party from seeking interim relief in any court of competent jurisdiction. Each Party waives (and agrees not to raise) any objection, on the ground of forum non conveniens or on any other ground, to the jurisdiction of the English courts. Each Party also agrees that a judgment against it in any proceedings or action arising out of or in connection with this Agreement brought in England shall be conclusive and binding upon it and may be enforced in any other jurisdiction. Each Party irrevocably submits and agrees to submit to the jurisdiction of the English courts.

12. Expenses. Except as otherwise specifically provided herein, each Party shall pay its own legal fees and expenses, accounting fees and other costs and expenses incurred in connection with the negotiation, making, execution, delivery and performance of this Agreement.

13. Binding Agreement; Successors; Amendment. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. No Party may assign any of its rights or delegate any of its duties or obligations hereunder without the consent of the other Parties. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered by each Party whose rights, liabilities or obligations may be affected by such amendment, modification, alteration or supplement.

14. Headings. The section headings herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, nor are they deemed to constitute a part of this Agreement.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument, which shall be effective upon the execution hereof by all of the Parties. A complete set of counterparts shall be made available to each Party.

16. Time of the Essence. Time shall be of the essence of this Agreement and of each and every part thereof.

17. Severability. If any provision of this Agreement or the application of any such provision shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof. In lieu of any such invalid, illegal or unenforceable provision, the Parties shall use all reasonable efforts to replace such invalid, illegal or unenforceable provision with a valid and enforceable substitute provision the effect of which is as similar to the intended effect of such invalid, illegal or unenforceable provision as may be possible.

18. Legal Expenses. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful Party shall be entitled to recover its costs and expenses, including legal expenses, incurred in connection therewith, in addition to any other available remedy.

19. Third Party Rights. Any Related Party may enforce the terms of this Agreement pursuant to the Contracts (Rights of Third Parties) Act 1999 (the “Act”). Save as aforesaid, a person who is not a party to this Agreement shall have no right under this Agreement or the Act to enforce any of its terms. The Parties may agree to vary or modify the terms of this Agreement without having obtained the consent of any person that is not a Party to this Agreement.

20. Miscellaneous. Notwithstanding anything to the contrary contained in this Agreement including, without limitation, Section 5, the Earn Out Seller (on behalf of itself and on behalf of its Related Parties) agrees that none of the Purchaser or any Related Party of the Purchaser shall have any obligation or liability under this Agreement: (a) to indemnify or hold harmless any Party or any Related Party of such Party in connection with or arising from the StreamCast Litigation; or (b) to make any payment to any person in connection with the matters referred to in clause ‘‘(a)” of this sentence. For purposes of this Agreement, the “StreamCast Litigation” shall mean: (i) the proceedings captioned StreamCast Networks, Inc. v. Niklas Zennstrom, et al., Case No. BC 371519, Superior Court of the State of California, County of Los Angeles; or (ii) any other proceedings brought by one or more of the same claimants based on substantially the same underlying facts as the proceedings referred to in clause “(i)” of this sentence.

21. Interpretation.

(a) Each Party has participated in the drafting and preparation of this Agreement, and, accordingly, in any construction or interpretation of this Agreement, the same shall not be construed against any Party by reason of the source of drafting.

(b) The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) Except as otherwise indicated, all references in this Agreement to “Sections” and “Schedules” are intended to refer to Sections of this Agreement and Schedules to this Agreement.

(d) The words “herein,” “hereof,” “herewith,” “hereby,” “hereunder” and “hereto” and other words of similar import refer to this Agreement as a whole and not to any particular Section, section or other subdivision.

(e) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.”

(f) The term “person” as used in this Agreement shall be broadly interpreted to include, without limitation, any corporation, entity, trust, group, company, partnership, limited liability company or individual.

(g) For purposes of this Agreement, whenever the context requires the singular shall include the plural, and vice versa.

[signature pages follow]

Signature Page

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement on the day and year first above written.

Skype Luxembourg Holdings S.A.R.L.

By:
Name:

Title:

eBay Inc.

By:
Name:

Title:

Herho Holding B.V.,
in its capacity as the “Earn Out Representative” under the Earn Out Agreement

By:
Name:

Title:

Name of Earn Out Seller:

By:
Name:

Title:

Skype Technologies S.A.

By:
Name:

Title:

Schedule A

WIRE TRANSFER INFORMATION

Earn Out Seller Name & Phone #

Earn Out Seller Mailing Address

Account No./IBAN *

Bank Name

City, State & Country

ABA/BIC (SWIFT) *

Other (ABA, BLZ, Sort code etc....)

INTERMEDIARY BANK (if required)

Bank Name

BIC (SWIFT) *

City, State & Country

Reference

EARN OUT INFORMATION

Total Number of Earn Out Shares

Number of Earn Out Shares of Earn Out Seller

Percentage Earn Out Holding of Earn Out Seller  (Being Earn Out Seller’s percentage share of total Earn Out Shares)

Gross Earn Out Settlement Amount due Earn Out Seller  (€375 million prorated based upon Percentage Earn Out Holding)

LESS Estimated Costs and Fees of Earn Out Representative

NET EARN OUT SETTLEMENT AMOUNT DUE TO EARN OUT SELLER

* Denotes as mandatory field for International Wire Payments

Schedule B

EXCLUDED CLAIMS

1. Any and all Claims by the Earn Out Representative against the Earn Out Seller under Section 5.1(e) of the Earn Out Agreement or the Costs Letter, any and all rights of the Earn Out Representative against any Earn Out Seller under Section 5.1(e) of the Earn Out Agreement or the Costs Letter and any and all obligations of the Earn Out Sellers under Section 5.1(e) of the Earn Out Agreement or the Costs Letter.

2. Any and all Claims that the Earn Out Seller may have against the Purchaser and its Related Parties under the Purchase Agreement as a holder of the Escrow Shares with respect to such Escrow Shares.

3. If the Earn Out Agreement is not terminated as of the date of this Agreement, any and all Claims by, for or for the benefit of either the Purchaser or the Earn Out Representative relating to the reimbursement by the other of any fees or expenses to be paid by the other pursuant to the terms of the Earn Out Agreement in connection with any dispute under the Earn Out Agreement after the date of this Agreement.

4. Any and all Claims under this Agreement.

5. Any and all Claims of, by, or for the benefit of the Purchaser or any of its Related Parties against the Earn Out Seller or any of its Related Parties or the Earn Out Representative or any of its Related Parties in connection with, arising from or in any way relating to:

a. the Purchase Agreement.

b. any action taken (or any failure to act) in any capacity other than as an Earn Out Seller or Earn Out Representative, as the case may be, including in such person’s capacity as (or while such person was serving as, or purporting to serve as) an officer, director or employee of, or a consultant or advisor to, the Purchaser, the Company and/or any of the Purchaser’s other Related Parties; or

c. any breach by such Party of any confidentiality agreement, noncompetition agreement, nonsolicitation agreement or other agreement (other than the Earn Out Agreement) with the Purchaser, the Company and/or any of the Purchaser’s other Related Parties.

It being understood that solely for the purposes of this Clause 5, the Earn out Agreement shall not be referred to by the words “in connection with, arising from or in any way relating to ... the Purchase Agreement”.